PSB HOLDINGS, INC.
                                 40 Main Street
                                Putnam, CT 06260


For Immediate Release

CONTACT: Robert J. Halloran, Jr., Chief Financial Officer
         (860) 928-6501

               PSB Holdings, Inc. Reports 15% Increase in Earnings
                    for the Quarter Ended September 30, 2004

PUTNAM, CT, October 15, 2004 - PSB Holdings, Inc. (the "Company") (NASDAQ:
PSBH), the holding company for Putnam Savings Bank (the "Bank"), reported net income for its first quarter ended September 30, 2004 of $425,000, an increase of $56,000, or 15%, from the $369,000 reported in the quarter ended September 30, 2003. Net interest income for the quarter increased by $368,000 to $2.1 million compared to $1.7 million for the first fiscal quarter in 2003. This increase was primarily due from an increase in investment securities and loans, and a lower cost of funds due to the low interest rate environment. The increase in net income was partially offset by a $215,000 increase in noninterest expense. The Company's net interest margin for the quarter ended September 30, 2004 was 2.74% compared to 2.87%.

Noninterest income for the quarter ended September 30, 2004 was $261,000 compared to $335,000 reported for the same period last year, primarily due to a decrease in Brokerage income of $33,000 and a decrease in net gains from loan sales and net gains in securities sales of $16,000 and $29,000 respectively.

Noninterest expense for the quarter ended September 30, 2004 was $1.7 million, an increase of $215,000, or 14%, from $1.5 million for the quarter ended September 30, 2003. This is due to an increase in salary and benefits of $98,000, and increase in occupancy expense of $30,000 and an increase of $87,000 in other noninterest expenses.

At September 30, 2004, total assets were $346.4 million, an increase of $67.2 million from June 30, 2004 and $105.6 million from September 30, 2003. Net loans outstanding increased $15.5 million to $140.8 million compared to September 30, 2003 and $4.8 million compared to June 30, 2004. The increase in loans compared to last year was primarily due to an increase in commercial loans of $8.5 million and an increase in residential loans of $7.5 million. "We are particularly gratified with the growth we have experienced in the business banking arena", said President and Chief Executive Officer Bob Cocks. "Commercial lending has become an important part of our overall lending mix."

The growth in assets from June 30, 2004 to September 30, 2004 was primarily due to $64.2 million in the Stock Offering escrow account and by the growth in deposits and other borrowings. "Our recently completed minority stock offering met with tremendous enthusiasm and support from the local community," said Bob Cocks. "It has given us the opportunity to share our success with our loyal depositors and staff members as true stakeholders in Putnam Savings Bank. The stock offering has also enabled us to establish a community foundation that will provide the means to further demonstrate our longstanding commitment to the communities we serve."

Total deposits were $205.1 million at September 30, 2004, an increase of $10.5 million over September 30, 2003 and $857,000 over June 30, 2004. Total other borrowings including FHLB advances were $51.5 million at September 30, 2004, an increase of $29.5 million over September 30, 2003 and $1.2 million over June 30, 2004.

PSB Holdings, Inc., headquartered in Putnam, Connecticut, is the parent of Putnam Savings Bank, a federally-chartered stock savings bank founded in 1862. The Bank offers a wide range of financial services through its four offices located in Putnam, Pomfret Center, Danielson and Plainfield. Putnam Savings Bank also operates a full service loan center in Putnam, CT. PSB Holdings Inc.'s common stock trades on the Nasdaq Stock Market under the symbol PSBH. Investor information is available on Putnam Savings Bank's web site at www.putnamsavings.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulation, the Company does not undertake - and specifically disclaims any obligation - to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PSB Holdings, Inc.                                        Statistical Summary
                                                               (Unaudited)
                                                         (dollars in thousands)



                                               As of September 30,      As of June 30,      As of September 30,
Assets                                                 2004                  2004                  2003
Cash and due from banks                              $   6,255             $   5,327             $   5,769
Federal Funds Sold                                   $  33,280             $   2,100             $   3,530
-----------------------------------------------------------------------------------------------------------------
   Total Cash and cash equivalents                   $  39,535             $   7,427             $   9,299
Investment securities, at fair value                 $ 154,130             $ 124,092             $  97,411
Federal Home Loan Bank stock, at cost                $   2,936             $   2,774             $   2,332
Loans                                                $ 142,114             $ 137,238             $ 126,515
  Less: Reserve for loan loss                        $  (1,325)            $  (1,285)            $  (1,274)
-----------------------------------------------------------------------------------------------------------------
     Net Loans                                       $ 140,789             $ 135,953             $ 125,241
Premises and Equipment                               $   4,128             $   4,110             $   2,859
Other Real Estate Owned                              $     -               $     -               $     -
Other Assets                                         $   4,887             $   4,829             $   3,679
-----------------------------------------------------------------------------------------------------------------
   Total Assets                                      $ 346,405             $ 279,185             $ 240,821
=================================================================================================================

Liabilities and Capital
Non-interest bearing deposits                        $  23,303             $  25,059             $  20,242
Interest bearing deposits                            $ 181,836             $ 179,223             $ 174,431
-----------------------------------------------------------------------------------------------------------------
   Total deposits                                    $ 205,139             $ 204,282             $ 194,673
Repurchase Agreements                                $   1,456             $     790             $     -
FHLB Borrowings                                      $  50,002             $  49,450             $  22,000
Other liabilities                                    $  65,406             $   1,361             $   1,019
-----------------------------------------------------------------------------------------------------------------
   Total Liabilities                                 $ 322,003             $ 255,883             $ 217,692
   Total Capital                                     $  24,402             $  23,302             $  23,129
-----------------------------------------------------------------------------------------------------------------
   Total Liabilities and Capital                     $ 346,405             $ 279,185             $ 240,821
=================================================================================================================



                                                       Quarter Ended September 30,
Income Statement                                       2004                   2003
-------------------------------------------------------------------------------------------
Interest and dividend income                         $   3,408               $ 2,975
Interest expense                                     $   1,306               $ 1,241
-------------------------------------------------------------------------------------------
   Net interest and dividend income                  $   2,102               $ 1,734
Provision for loan losses                            $      23               $    15
-------------------------------------------------------------------------------------------
   Net Interest income after provision for loan loss $   2,079               $ 1,719
Non-interest income                                  $     261               $   335
Non-interest expense                                 $   1,745               $ 1,530
-------------------------------------------------------------------------------------------
  Income before taxes                                $     595               $   524
Provision for taxes                                  $     170               $   155
-------------------------------------------------------------------------------------------
   Net Income                                        $     425               $   369
===========================================================================================



                                                               Quarter Ended September 30,
Key Ratios                                                     2004                   2003
-------------------------------------------------------------------------------------------

Return on average assets                                       0.55%                 0.61%
Return on average equity                                       7.30%                 6.79%
Net interest margin                                            2.74%                 2.87%
Reserve for loan loss to total loans                           0.93%                 0.94%
